SECURITIES & EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20449


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 29, 2002
                                                -----------------------


                            HomeGold Financial, Inc.
                       ----------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                                 South Carolina
                                 --------------
                          (State of Other Jurisdiction
                                of Incorporation)

         0-8909                                           57-0513287
---------------------------                      ---------------------------
(Commission File Number)                       (IRS Employer Identification No.)


1021 Briargate Circle, Suite B, Columbia, South Carolina             29210
--------------------------------------------------------             -----
         (Address of Principal Executive Offices)                 (Zip Code)

                                 (803) 365-2500
                                 --------------
                         (Registrant's Telephone Number
                              Including Area Code)

                113 Reed Avenue, Lexington, South Carolina 29072
               --------------------------------------------------
                         (Former Name or Former Address,
                          if Changed Since Last Report)


                                   COPIES TO:
                        Cary H. Hall and William W. Kehl
                     Wyche, Burgess, Freeman & Parham, P.A.
                         44 East Camperdown Way (29601)
                                  P.O. Box 728
                            Greenville, SC 29602-0728
                                 (864) 242-8200



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ITEM 5.  OTHER EVENTS.
     On January 10, 2002 the Board of Directors of HomeGold Financial, Inc. (the "Company") declared for each outstanding share of Common Stock of the Company a Shareholder Right to be effective January 29, 2002 to stockholders of record at the close of business on January 9, 2002. Each Right entitles the registered holder of shares of Common Stock to receive on up to two successive occasions:
(i) from the Company, one share of Common Stock, automatically with no further action by the holder or the Company, simultaneously upon the first acquisition on or after the effective date by a person of beneficial ownership of shares of Common Stock which, together with any Common Stock already owned by such person, would result in such person then owning 5% or more of the outstanding Common Stock; and (ii) from the Company, one share of Common Stock, automatically with no further action by the holder or the Company, simultaneously upon the second acquisition on or after the effective date by a person of beneficial ownership of shares of Common Stock which, together with any Common Stock already owned by such person, would result in such person then owning 5% or more of the outstanding Common Stock on a date after the date of the acquisition referred to in clause (i) above. The description and terms of the Rights are set forth in a Shareholder Rights Agreement between the Company and First Union National Bank, as Rights Agent.

     The purpose of the Rights is to protect the Company's net operating loss carry-forwards ("NOLs") (a positive value on the books of the Company) and therefore protect shareholder value. The Company has experienced substantial operating losses in previous years. Under the Internal Revenue Code and rules promulgated by the Internal Revenue Service, the Company can "carry forward" these losses in certain circumstances to offset future earnings and thus reduce its federal income tax liability (subject to certain requirements and restrictions). The Company believes that it will be able to carry forward a substantial portion of its NOLs in certain circumstances and so believes these NOLs constitute a substantial asset of the Company. If the Company experiences an "Ownership Change" as defined in Section 382 of the Internal Revenue Code, its ability to use the NOLs could be substantially limited or lost altogether. The acquisition of HomeSense Financial Corp. and its affiliates by the Company on May 9, 2000, came close to constituting an Ownership Change. The Company believes that if a new stockholder were to acquire beneficial ownership of 5% or more of the Company's Common Stock or an existing "5% stockholder" were to increase its ownership before May 9, 2003, an Ownership Change could occur and the Company could lose part or all of its NOLs. The Board of Directors of the Company has issued the Rights to protect the NOLs which in turn will protect shareholder value. Set forth below is a summary of how the Rights are intended to function to protect the Company's NOLs.

     The Rights will be attached to all outstanding shares of Common Stock, and no separate Right Certificates will be distributed. Common Stock issued after January 9, 2002, but prior to the earlier of redemption or final expiration shall also entitle the holder thereof to the Rights. The Rights will be triggered initially by the acquisition by a person or group of affiliated or associated persons (other than an Exempt Person as defined in the Agreement) of beneficial ownership of such number of shares of Common Stock as, taken with any Common Stock already owned by such person or group, equals or exceeds 5% of the outstanding shares of Common Stock (each such acquirer is hereinafter referred


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to as an "Acquiring Person" and the date a person becomes an Acquiring Person is referred to hereinafter as a "Share Acquisition Date"). The Rights may be triggered a second time in the event another Acquiring Person acquires Common Stock.

     Simultaneously with the time a person becomes an Acquiring Person, if permitted by applicable law and to the extent adequate authorized but unissued shares of Common Stock are available for issuance, each Right (other than any Rights beneficially owned by any Acquiring Person or its Affiliates or Associates or its or their transferees or certain related persons) entitles the registered holder to receive and such person shall be deemed to have received and own: (i) on the first Share Acquisition Date on or after the effective date, one share of Common Stock automatically with no further action by the holder or the Company; and (ii) on the second Share Acquisition Date on or after the effective date, one share of Common Stock, automatically with no further action by the holder or the Company. The number of shares of Common Stock of the Company to be received will be subject to adjustment as provided in the Rights Agreement.

     Until their redemption or expiration, (a) the Rights will be transferable only with the Common Stock certificates, (b) new Common Stock certificates issued after the record date for the issuance of Rights will contain a notation incorporating the Shareholder Rights Agreement by reference, and (c) the surrender for transfer of any certificates for Common Stock will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

     The Rights will expire at the close of business on May 9, 2003 unless previously redeemed by the Company as described below. Notwithstanding any of the foregoing, in the event any Person becomes an Acquiring Person, Rights that are or were beneficially owned by an Acquiring Person or its Associates or Affiliates and its and their transferees and certain related persons, shall become null and void.

     The Rights may be redeemed in whole, but not in part, at a price of $0.001 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors) by the Board of Directors at any time prior to their expiration. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and thereafter the only right of the holders of Rights will be to receive the redemption price.

     Until Common Stock issuable pursuant to a Right is issued, the holder will have no rights as a stockholder of the Company (beyond those as an existing stockholder), including the right to vote or to receive dividends.

     The number of shares of Common Stock issuable, pursuant to the Rights is subject to adjustment from time to time in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Stock.

     No fractional shares of Common Stock will be issued in connection with a Right.

     The provisions of the Rights Agreement, other than those relating to the principal economic terms of the Rights, may be amended by the Board to cure any

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ambiguity, defect or inconsistency, to make changes that do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person).

     A copy of the Shareholder Rights Agreement is included herewith as an Exhibit. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Shareholder Rights Agreement. Capitalized terms used in the foregoing which are defined in the Rights Agreement have the same meaning as in the Rights Agreement.



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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits

                  (1)      Press release dated January 29, 2002

                  (2)      Shareholder Rights Agreement dated January 29, 2002












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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          HomeGold Financial, Inc.


Date: January 29, 2002                    By:  /s/ Ronald J. Sheppard
                                          -----------------------------------
                                          Ronald J. Sheppard
                                          Chief Executive Officer